SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    February 7, 2011
Date of Report
(Date of Earliest Event Reported)

POWERDYNE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-53259	20-5572576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Centerville Road
Suite 100E
Warwick, Rhode Island 02886
(Address of Principal Executive Offices)

Greenmark Acquisition Corporation
(Former name)

1504 R Street, N.W.
Washington, D.C. 20009
(Former Address of Principal Executive Offices)

401/739-3300
(Registrant’s Telephone Number)

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On February 7, 2011, Greenmark Acquisition Corporation merged with Powerdyne, Inc. (Nevada).  Powerdyne, Inc. (Nevada) was formed in February 2010 in the State of Nevada and had limited operations.  Greenmark Acquisition Corporation was incorporated in the State of Delaware in September 2006 and was a development stage company.  As part of that merger, Greenmark Acquisition Corporation, the surviving corporation, changed its name to Powerdyne International, Inc. (the "Company"). The merger was effectuated as a statutory merger, and a certificate of merger was filed in the State of Delaware effecting the transaction.

Business
Products

The Company is a development stage company and has no operating history and has experienced losses since its inception.  The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The Company plans to manufacture, install, maintain and lease its own portable electrical power equipment (for which the Company has applied for a patent).  The Company plans to manufacture portable electrical power equipment intended to be installed at client locations.  The Company will own, maintain and lease the equipment to the customer who will use it to produce its own supplemental electrical power.  The Company’s products are intended to be portable, easy-to-use units that can be conveniently redeployed in various locations around the world.  The Company’s units can also be assembled and combined to produce power centers providing up to 50 megawatts of power.

The Company’s product ‘genset’ unit (PDIGenset) is a self contained generator that is powered by a modified radial air cooled engine to drive a minimum of a 1-megawatt generator. The entire unit, which runs on natural gas or propane, is compact, lightweight and clean burning.   As a result, the unit produces extremely low emissions and is extremely energy-efficient.

To meet the demand for a reliable and powerful prime mover, the concept of using a radial air cooled direct drive motor was the obvious starting point for the Company’s research and development efforts.  From there, new internal mechanical components, fuel delivery systems, and a highly advanced electrical component package have been designed, fabricated and tested to create an extremely efficient and powerful engine that has a 16,000 hour (minimum) performance capacity on gaseous fuels.  The engine casing has been redesigned to operate in a multi-fuel capacity with natural gas being the most common application.  The radial design allows for efficient operations with a very compact unit.  As a result of the specialized fuel delivery system and special lubricants, the engine has full power capabilities up to 20,000 feet above sea-level without de-rating.  The radial concept also provides immediate access to any section of the motor should an isolated adjustment or repair be needed.  Other efficiencies of this type of motor include condensed configuration, weight benefits, rebuild/refit characteristics, physical small size, the availability of core parts, minimal manpower needs for handling and component interchange characteristics.

The basic product unit, the PDIGenset, produces 1-megawatt of power 24 hours a day, 7 days a week, all year round, and has an expected operational life of 20,000 hours before rebuild or replacement of the prime mover.  Units can be leveraged to produce up to 10-megawatts (recommended for small power plants) for each power source block.

All electrical generation equipment consists of three basic components: a generator, electrical control switchgear, and a prime mover. Generators are a shelf item and ordered from multiple manufacturers based on the specifications of the end user.

All switchgear is custom made for each of the Company’s “gensets” to make the power dovetail with the existing power grid or user requirements.

The prime mover in all power generator systems is the power source that turns the generator. It can be water-driven (as in a hydroelectric dam), steam-driven (as in a turbine), jet turbine-driven, diesel motor-driven, wind-driven turbine or driven by any other form of internal combustion engine. The efficiency of the prime mover is the critical element of all electrical power generation equipment.

The idea for using an air cooled radial engine to drive a generator posed operating difficulties due to the fact that the engine was not designed to run on gaseous fuels.  Therefore, a completely new system for delivering a gaseous fuel to the engine had to be invented and developed.  The Company's president and promoter, Dale P. Euga, pioneered a new system capable of delivering the gaseous fuel to the engine. Further testing and modifications have produced a solid state unit that efficiently delivers the fuel to the engine, resulting in a strong and reliable engine that can operate on any gaseous fuel with a sustained engine life and maximum horsepower.

The basis of the Company’s overall business is founded on the ability to produce electrical power using proprietary technology to power electrical generation equipment which generates electricity at a much lower cost than the existing means of producing or providing primary electric power. The Company expects that the difference between its cost to produce electrical power and the current billing rate of existing local utility providers presents a sizable cost savings for customers and revenue opportunity for the Company.

Prototypes

The current prototype (designated as a Series 2 prototype) has completed the final phases of testing.  The earlier version of the prototype (Series 1 prototype) was tested and results obtained from the bench testing of this earlier Series 1 prototype version.

The testing of the Series 1 prototype occurred in 2006 and consisted of tests related to fuel consumption, oil consumption, cylinder head temperature, oil temperature, and torque.  The tests were recorded in an engine log book in 2006.  Such tests were performed by a Federal Aviation Administration certified engine repair and overhaul facility located in the State of Idaho.  The test results were measured at the engine’s design speed of 1,800 revolutions per minute by an in line Elster AL-425 Diaphragm Gas Meter, which measured a fuel burn rate of 6,900 cubic feet per hour (which converted to liquid gallons equals 69 gallons of liquid propane per hour).  The findings from these tests are used herein by the Company as a basis to its financial assumptions, business model, product estimates and overall business plan.  Subsequent to these tests, the Series 1 version of the prototype was disassembled; however, the Company has retained all of the relevant test results from the Series 1 prototype. The Series 1 prototype was disassembled by the Company as a precautionary measure to ensure that a third party could not discover or misappropriate the prototype system.  The disassembled Series 1 prototype remains stored in Idaho for the Company.

The Series 1 prototype used an earlier version of an air cooled radial aircraft engine; however, the Company believes that the test results did confirm the business model that the Company currently intends to pursue. At present, the Company has completed the major construction of its Series 2 prototype. The Series 2 prototype uses a later model of the aircraft engine used in the Series 1 prototype.  The Series 2 prototype test results measured at the engine’s design speed of 1,800 revolutions per minute by an in-line Elster AL-425 Diaphragm Gas Meter, which measured a fuel burn rate of 4,935 cubic feet per hour (which converted to liquid gallons equals 49.35 gallons of liquid propane per hour).  The results demonstrated that the series 2 prototype operates with greater efficiency, and has produced better bench test results, than the Series 1 prototype, due to the improvements in the design of the aircraft engine being used as well as improvements made by the Company to the design of the prototype itself.

During 2011, the Company developed and tested a variety of components (transmission elements) to have the engine effectively and efficiently drive the generator of the Series 2 prototype.  The Company recently completed a fully operational factory Series 2 prototype, which is test certified and ready as a demonstration unit. This unit is available for any prospective customer to view in full operational capacity. In addition, the Series 2 prototype is ready to be manufactured for customer upon placement of customer orders.

Markets

The initial deployment concept of the business is focused on large niche markets where the existing production of electricity comes at a very high cost.  The Company’s ability to generate this electricity so efficiently with its product unit, at a reasonable cost, is as a result of the efficiencies of the Company’s prime mover (engine) and the other components of the system.

The Company intends to market and distribute its products worldwide.  However, initially the Company has directed its plan of initial operations and market entry to the State of Alaska, the Commonwealth of Puerto Rico and the nation of the Dominican Republic.

As it intends to provide remote, independent and cost efficient primary electrical power generating systems, the Company’s potential customers include a variety of small independent utility companies, mining operations, manufacturing centers, and commercial enterprises worldwide.  The Company plans to build portable generator equipment specific to its clients’ specifications which thereafter generates electrical power for the customer to run its facility, operation or other power needs.  The Company expects that in many markets any excess electricity generated can be sold by the customer to its primary electrical utility, thereby reducing the customer’s operating costs.

The applications for all PDIGenset units is primary or supplemental electrical power generation on site using the Company’s specially modified and remanufactured engine (green technology).  In addition, based on interchangeable component design, the Company’s products can operate in extreme operating conditions, such as frigid cold and at high altitudes.  The PDIGenset conveniently fits inside a standard shipping container.

The Company will provide a viable alternative for local utilities to reduce the demand on the primary grid by using the Company’s equipment and power, therefore increasing the limits and capabilities of the primary grid. By opting to use the Company’s equipment, the customer solves several problems at once.  First, the expensive and polluting diesel units are replaced with cost efficient, small, green gensets.  Second, the customer’s cost to produce the electrical power is substantially reduced.  Third, cost savings produce excess cash for the customer.  Fourth, maintenance is provided exclusively by the Company, thereby allowing the customer to reduce its workforce.  Fifth, the tank farms and all other diesel support equipment can be dismantled and removed from the sites. This concept is designed to dovetail with the power company’s plans of action currently envisioned and being implemented by the local utilities.  Sixth, excess generation capacity can be used to sell electricity to most regulated electrical utilities for positive cash flow.

The Market

The Company initially plans to enter selected target markets, namely Alaska, Puerto Rico, the Dominican Republic, the Caribbean Basin and South America.

The Company’s market is global and the primary use of the PDIGenset is focused toward commercial, manufacturing and mining operations, and any other existing independent power generation application that employs a diesel engine to drive a generator.  Most mine operations, especially in South America, are over 5,000 feet above sea level and in remote locations.  At these high altitudes several diesel engines are required to run a single generator whereas only one of the Company’s genset units would be needed to drive the same generator.  The Company intends to lease power stations that allow customers to generate electricity on a 24/7 basis and deliver that power, in concert with existing utility companies, into their existing grids.

Electronic controls and monitoring sensors provide another level of technological sophistication for the user wherein the unit can be operated worldwide from any remote headquarters location.  The PDIGenset is also equipped with internal “black box technology” that continuously reports streaming data to a central control 24/7 providing security and performance threshold monitoring when the unit is in operation or idle.

In smaller electrical generation locations throughout the world, the units currently in place are driven by a conventional diesel motor.  In the past, the diesels were chosen for two reasons: (1) they were widely available; and (2) diesel fuel was available and cheap.  These operational cost elements, in addition to the cost of the hardware, were simply passed on to the consumer.  The inherent nature of diesel engines coupled with the high cost of diesel fuel made this type of pollution prone power generation system to be outmoded, expensive and a source of environmental pollution as well as noise.  Hence, the Company’s flagship product, the PDIGenset, is well-positioned to provide an effective replacement solution for the needs of the marketplace.

In addition, extreme weather conditions, such as is found in the Alaskan environment with its harsh and extreme cold weather conditions, plague diesel operations and other liquid fuel equipment with many logistical and operational problems.  Large tank farms with exposed piping and valves are needed to constantly feed the powerhouse generators. It is common to have the fuel thicken or to have the valves freeze, to a point where the diesel fuel will not flow.  Compounding these issues, there are other problems associated with the quality of the fuel and any additives that may have been added.  It is common in the winter to see teams with blowtorches thawing the valves and heating the pipes to get the fuel to start flowing.  These dangerous practices are nonexistent with the PDIGenset.  Tank farms age and leak therein polluting the ground and causing other long term environmental problems. Diesel exhaust is also a major atmospheric pollutant. For all of these reasons cited above, various jurisdictions (such as Alaska) mandate that diesel equipment be replaced and the tank farms dismantled.

Pollution, global warming, energy efficiencies, green technology and other industry parameters have begun to severely impact the nation and the planet.  The ever increasing demand for electrical power worldwide necessitates an effective system that can meet these demands.  The concept and demand for local independent electrical power generation is dramatically increasing and it is in this domain and market demand where the PDIGenset excels.  In essence, the PDIGenset, with its ease-of-use, efficiency and performance characteristics, is an extremely viable option for almost any power market around the globe.

Competition

The Company believes that because of the operational characteristics of its engine and systems the PDIGenset is positioned to compete effectively against other genset manufacturers, all of whom produce standard diesel driven gensets.  Other power production systems involving wind turbines, jet (gas) turbines, steam, coal-fired, and hydroelectric are not a competitive factor because of the size of the systems and the high capital cost of constructing these systems.

Cummings, Morse Diesel, Kohler, Volvo and Detroit Diesel also make engines that produce enough horsepower to drive respective competing 1- megawatt generators, however, all of these products are diesel equipment or diesel with natural gas augmentation or conversion.  Diesel engines have been abundantly available since the 1910s and diesel fuel was cheap until the late 1990s.  The basic radial engine is mature technology but was unable to operate efficiently on natural gas or propane.  Aviation fuel cost three to ten times more than diesel fuel, and, hence, radial engines were not used as prime movers.

The Company has  developed a solid state, self contained unit (GFD System, patent pending) which first made radial engines a viable alternative to diesels because they could now run efficiently on natural gas, propane, methane, ethane, hydrogen, and bio-fuels. The Company’s product unit inherently provides maximum flexibility and performance, which the Company believes differentiates the product units from competing products and solutions.  Accordingly, the Company believes that its product unit is unique and offers a compelling value proposition not currently available in the marketplace.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  The Company hopes to work with several strategic partners in important areas of its business and operations.  The Company is attempting to build relationships with key manufacturers and suppliers from whom the Company will obtain materials, equipment and systems that are necessary for the Company to build its products.  Currently, the Company has no such strategic partners.

The Company has engaged the services of Merchant Banking Advisors, Inc. (“MBA”) and its President, John Richardson, of Old San Juan, Puerto Rico to act as its financial advisor to establish a $5.0 million equipment financing program in Puerto Rico on behalf of the Company.  The Company will pay MBA a success fee, contingent on the following: (a) the acceptance of MBA’s proposal by lenders, (b) their independent credit review and approval, (c) receipt and acceptance of funding proposals (commitment letters) by the Company, (d) acceptable documentation and (e) successful closing of the transactions.  MBA is a registered financial advisor with the Commonwealth of Puerto Rico Office of the Commissioner of Financial Institutions.  MBA is incorporated to conduct business in Puerto Rico and assists its clients in arranging financial solutions.

MBA is undertaking five principal activities: (1) collecting background information on the Company for simultaneous presentation to multiple potential lenders; (2) tracking the credit review and approval process; (3) receiving funding proposals (commitment letters) and recommending a course of action which optimizes the Company’s credit at a competitive cost; (4) collecting and disseminating all other information that lenders may require to complete the financing; and (5) coordinating the closing of each of the transactions.  Upon presentation of this letter to the lender, MBA is authorized to collect its fees from the lender, as part of the closing costs incurred at closing and disbursement.

The Company will pay MBA a success fee equivalent to five percent (5.0%) of the total financing raised at each closing.  This success fee shall be separate from any lender fees.  If the Company continues to utilize the financing channels introduced to it by MBA following termination of the agreement with MBA, the Company must pay a break-up fee to MBA of $100,000 at the termination date.  A $10,000 non-refundable work fee has already been previously remitted to MBA.

Intellectual Property

The Company’s intends to protect its intellectual property, trade secrets and proprietary methods and processes.

The Company has applied for a use patent for its product system.  This application (#12/662,233), which is currently still pending, was submitted to the U.S. Patent and Trademark Office.

The Company also plans to apply for an additional U.S. patent for a fuel delivery system.  The Company plans to file this patent application in the near future.

Research and Development

The executive officers, advisors and consultant of the Company have a long history of experience and practical application in aircraft technology and have brought their respective and collective knowledge to address the needs for primary electrical power generation in remote locations or extreme conditions.  To meet this demand, the concept of using a radial air cooled direct drive motor was the obvious starting point.  From there, new internal mechanical components, fuel delivery systems, and a highly advanced electrical component package has been designed, fabricated and tested to create an extremely efficient and powerful engine.   The radial design allows for efficient operations with a very compact unit.  The radial concept also provides immediate access to any section of the motor should an isolated adjustment or repair be needed.

Other efficiencies of this type of motor include condensed configuration, weight benefits, rebuild/refit characteristics, physical small size, availability of core parts, minimal manpower needs for handling and component interchange characteristics.  Internal components and critical technological elements for the engine have been invented or reengineered, developed and installed in the Company’s products.  The component concept, operating fuel burn, and overall size of the entire unit, specifically as it relates to the size, weight and noise, are the major advantages of the unit as designed by the Company.  The intention with the PDIGenset is that the motor (the prime mover) can be easily interchangeable at no cost to the user when scheduled as part of a maintenance plan.   Unlike a diesel system that will require at least one to three weeks downtime for an engine overhaul in place, the PDIGenset unit requires only four to six hours to remove and replace the spent unit with a fresh motor.

Based on 60 years of validated historical data, and the Company’s own recent engine testing in January 2010, this Company’s engine consumes approximately 85 gallons of aviation fuel per hour at 1800 rpm. The consumption of propane per gallon is almost identical to aviation gas consumption, and therefore, the quantity assumed in the calculations will be the same.

Employees

The Company presently has three (3) employees and a total of five (5) executive officers.  Mr. Euga, Mr. Caromile and Ms. Madison are eligible to receive a salary; the remaining officers receive no salaries or other compensation and are currently not eligible for any salaries.  The remaining officers will not receive any compensation until, and if, the Company raises or procures adequate capital (through operations, financings or otherwise) to pay such compensation.

Property

  The corporate headquarters of the Company are located in Warwick, Rhode Island.  In the near future, the Company plans to open an additional regional office in San Juan, Puerto Rico. These locations will initially be administrative in nature and eventually expand as the market demands to become fabrication sites.

All engines will be built in an engine shop in Massachusetts for the purpose of quality control.  Originally, the Company had planned to conduct manufacturing out of the premises owned by Bigelow Electric Co. in Worcester, Massachusetts.  Recently, the Company instead decided to use the manufacturing factory of ICC Realty Partnership LLC located in West Bridgewater, Massachusetts.  The Company currently occupies a portion of these premises consisting of 1,800 square feet and recently entered into a short-term lease in October 1, 2011 for the premises.  The initial term of the lease will be for one to three months (beginning on January 1, 2012 and ending on March 31, 2012) at a rate of approximately $300 per month.  The lease is renewable in three-month or greater terms for up to five years (through December 31, 2017), at the Company’s discretion.  If the Company’s financial condition is such that it is unable to pay rent in full, as due, the lease provides that the Company may pay rent in such as amount as it is able to pay, in the sole opinion of its accountant, and any unpaid rent shall accrue and may be paid by the Company, either in cash or shares of its stock, in its discretion, at the soonest opportunity as its financial condition will permit.  ICC Realty Partnership, LLC is owned by Mr. Barton, an officer of the Company.

As the orders for products increase, it would become logistically prudent to have an assembly site in Puerto Rico and Alaska to serve the needs in those regions.  Engines will continue to be manufactured in Massachusetts. The Company believes that the importance of quality control for the production of the engines cannot be understated.   The Company believes that its manufacturing facilities and arrangements thereof are sufficiently adequate to allow the Company to undertake its operations and business in the near term.

Subsidiaries

The Company has no subsidiaries.

Plan of Operation

The Company plans to implement a phased production and deployment schedule for its products, with products gradually being introduced to the marketplace and growth steadily increasing thereafter.  The Company also plans to solicit conditional orders for the units with the utility companies while the initial product demonstration model is constructed.

The bulk of the Company’s attention in its initial plan of operations will be devoted to manufacturing and marketing.  Manufacturing of the units is expected to occur at an assembly location in Massachusetts, where the Company currently rents this space under a lease. The expansion of the marketing program is scheduled be aggressive and widespread and expanded to address operations throughout North America and the Caribbean Basin.

The conceptual design of the Company’s product unit allows fabrication to be scaled up in parallel as the demand increases. The only long lead item that the Company requires is the electrical switchgear that is custom manufactured as per the individual client’s requirements. However, in certain markets, the Company anticipates the re-use of existing gear (generators and switchgear).

A constant aspect of the business for the first five years is expected to be the rebuilding and maintenance of all of the initial engines.  Such activities will require a substantial workforce on the production line and in the field.  Product units deployed at mining locations are different and require different, more complex servicing. To meet all of the servicing needs of customers, the Company expects to establish a subsidiary company under the Company in the future to address the specific maintenance needs of mining companies throughout the world.

The Company has completed its Series 2 prototype.  Testing will be ongoing as are refinements and improvements to the prototype, however, the prototype is currently ready for demonstration and product manufacturing.  Any prototype development, testing and related activities will be undertaken by the Company’s personnel and temporarily contracted airline mechanics to assist in the process.  Manufacturing of the products will occur in Massachusetts.

Entry of the Company into the Market

The Company initially plans to enter selected target markets, namely Alaska, Puerto Rico, the Dominican Republic, the Caribbean Basin and South America.

The Company is the process of negotiating contracts with prospective customers in Puerto Rico who have expressed interest in the Company’s gensets.  The Company has negotiated and is formalizing agreements with a principal supplier of natural gas, has met with favorable reception from the territorial government and has plans to operate under the terms of a Power Purchase Agreement (PPA) as a private service provider to PREPA (Puerto Rico Electrical Power Authority) as well as to local private commercial customers.  Once it has established its presence in Puerto Rico, the Company intends to expand to the Virgin Islands and the Dominican Republic.  The Company’s focus will be toward augmenting the applications of the independent power utility companies in these markets.

The market focus for Alaska will be the southern territories and the Aleutian chain. The Company believes that these locations require isolated and independent power production. The entire State of Alaska is under a federal mandate to replace diesel driven generators and dismantle the diesel tank farms. The Company intends to work in concert with AVEC (Alaskan Village Electric Cooperative), Alaska Power Company, Kodiak Electrical Cooperative, and the other cooperatives in a phased program to replace diesel driven units with the Company’s propane or natural gas powered units.

Shortly thereafter, or in conjunction therewith, the Company plans to enter the South American mining market.  There are many high altitude mining operations that require heavy power generation, and the Company believes that its product unit is an ideal solution for these companies and projects.

Distribution

  The PDIGenset unit can be fitted comfortably inside an 8’x8’x 30’ (40’ with a survival chamber) box; about the size of a shipping container or medium size box truck.  This compact size allows for easy handling, transport and delivery, and thereby also making the unit ideal for a portable power station, even on the back of a truck, if necessary, anywhere in the world.

The Company intends to ship product units around the world, FOB Massachusetts.  Delivery time for most product units to any location can be as quick as 90 days from initial order to full operation on site based on the availability of generators.  Upon arrival at the user’s site, the package can be easily off-loaded, maneuvered, and interfaced with the existing power configuration.

Potential Revenue

The Company’s primary source of revenues in the near term will be from leases or payment streams based on the Company’s product units.  The Company’s business model proposes that each product unit be leased to a third party that will be responsible for the payment to the Company on a leasehold basis for each location.

Revenues for the Company will be generally based on lease payments which are based upon the maximum power which the particular genset is capable of generating.  Units are constructed under terms and conditions of a contract and installed specifically to meet the customer’s needs. The customer pays the Company each month on a flat rate basis.  In addition, the customer pays a maintenance fee as well as an initial deposit which allows the construction of the genset unit.

Each product unit is custom-made for the specific application and therefore the client power company pays for the construction and installation of the unit in advance.  This cost is credited against power that is produced by the Company’s units until that credit is exhausted.  Thereafter, the power is paid for on a monthly basis in accordance with the rate per kilowatt-hour that is agreed upon by the parties.  The Company and/or the client may receive tax credits from the use of the Company’s products, and the parties will agree to share such tax benefits with each other.

Further, maintenance is performed exclusively by the Company and constitutes a part of the expected recurring revenue stream to the Company.

Reports to Security Holders

In 2008, the Company (as Greenmark Acquisition Corporation) filed a Form 10-SB registration statement pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001435617.

General Risk Factors

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception.  The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.  As a development stage company, management of the Company has no prior experience in building and marketing products similar to that of the Company and in marketing and distributing such products on a broad scale.

One of the biggest challenges facing the Company is identifying and targeting effective sales, marketing and distribution strategies.  As a developing company, the Company is in the process of identifying and targeting potential distributors and marketers of its products in order to reach the intended end users for the products.  To reach potential end customers, the Company will need to have an effective sales, marketing and distribution strategy.

Due to financial constraints, the Company has to date conducted limited advertising and marketing to reach end customers.  If the Company were unable to develop strong and reliable sources of potential end users and a means to efficiently reach buyers and customers for its products, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.  Moreover, the above assumes that the Company’s products are met with customer satisfaction in the marketplace and exhibit steady adoption of products amongst the potential customer base, neither of which is currently known or guaranteed.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

Specific Risk Factors

The Company has no revenues to date.

The Company has generated no revenues to date.  To date, most of management’s time, and the Company’s limited resources have been spent in developing strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

In their audited financial report, the company’s independent auditors have issued a comment that unless the Company is able to develop and market its products or obtain financing from other sources, there is a significant question as to its ability to continue as a going concern.

The Company has not sold any products to date and has only recently built its current product prototype.

Since inception, the Company has heretofore not sold a single product.  The Company has just recently completed the building of its current prototype of the PDIGenset.  To date, no other products of the Company have been manufactured.

No assurance of production or commercial feasibility.

Even if the Company can successfully develop and manufacture products, there can be no assurance that such products will have any commercial advantages.  Also, there is no assurance that the products will perform as intended in the marketplace.

The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential.  As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public company will require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934.  However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, products and scope..  These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is a development-stage company and has little experience in commercializing products.

The Company is a development-stage company and as such has little experience in commercializing products and managing a public company.  Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business.  Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing product companies.  If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.  In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful product development and commercialization, in difficulty in managing the operations and finances of a public company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need the manufacturing, service and other third party relationships in order to develop and grow its business.  The Company will be substantially dependent on these strategic partners and third party relationships.  To date, the Company has not entered into any such relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company, has limited operations.  As of September 30, 2011, the Company had accumulated losses of $1,002,454.  In addition, the Company will need to begin generating revenue to achieve and maintain profitability.  To become profitable, the Company must successfully develop, market and lease its products, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan hinged on its ability to develop and commercialize its products.  If the Company is unable to develop and/or commercialize its products, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company.  Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date.  As no revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

The Company’s founder and chief executive officer beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Dale Euga, the founder, president and chief executive officer of the Company, and a promoter of the Company, is currently the beneficial owner of approximately 54% of the Company’s outstanding common stock and assuming sale of all the shares in the currently proposed selling shareholder offering, will own 51% of the Company's then outstanding common stock upon closing of the offering.  As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the selling shareholder offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 64% of its issued and outstanding capital stock following the completion of its currently proposed selling shareholder offering, assuming the sale of all Shares thereby offered.  Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company.  As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Certain executive officers and directors possess anti-dilution provisions which will allow them to maintain their position and control in the Company.

Each of Mr. Euga, Mr. Read and Mr. Caromile has anti-dilution agreements with the Company.  These anti-dilution provisions provide that additional shares of common stock in the Company should be issued to these individuals at any time that the Company issues additional shares of common stock.  The effect of these anti-dilution provisions is to maintain the ownership position and control these particular officers and directors.  Accordingly, such provisions may have detrimental effects on the rights of other Company stockholders.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan.  The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to develop, market and lease its products, and as such would negatively impact the Company's possible development.

Government regulation could negatively impact the business.

The Company’s products may be subject to various government regulations in the jurisdictions in which they operate.  Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the United States, including various local and municipal agencies and government sub-divisions, and various foreign governments and political subdivisions thereof.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar products, ranging from local suppliers to large multinational manufacturers and companies.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company does.  These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences.  These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated products are, and will be, sufficiently different from existing competition.  However, few of these organizations are using their products in the configuration that the Company is currently proposing.  As a result, it is possible that potential competitors may have or may rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

The Company’s pricing strategy presents special risks.

The Company plans to price its initial product for leasing by customers upon payment of an initial deposit of $750,000 and an ongoing monthly maintenance fee.  The size of the initial deposit is large and may dissuade potential customers from doing business with the Company.  As a development stage company without an established business and set of customers, the Company’s strategy of requiring a significant upfront cash outlay from its customers may create a significant obstacle to sales of the Company’s products and market acceptance generally of the Company and its products.

Products have not completed development.

The Company has not completed the development of a full product line, and further, it anticipates a continuing need to develop additional products.  No assurance can be given that the products can be developed to implementation or that the products will achieve commercially viable sales levels.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products. The Company has conducted only limited marketing studies, which indicate that its products would potentially be marketable.  However, no assurances can be given that upon marketing, sufficient markets can be developed to sustain the Company's operations on a continued basis.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which are necessary to operate the Company’s business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place.  These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

The time devoted by Company management may not be full-time.

It is anticipated that key officers will devote themselves full-time to the business of the Company.  Specifically, each of Mr. Euga, Mr. Barton and Mr. Caromile are expected to devote approximately 40 hours per week to the business of the Company.    However, certain officers will devote only such time as is necessary (which may be less than full-time) to fulfill their respective duties as an officer of the Company.  Specifically, Mr. Read and Ms. Madison are expected to devote approximately 20 hours per week to the business of the Company.  Furthermore, the Company may choose not to require its management to be available or provide services on a full-time basis to the Company.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock.  The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares.  The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock.  Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.  No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.  The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Patent(s) and/or trade secret protection applied for by the Company may be inadequate.

The Company has applied for patent protection on certain aspects of its product lines.  Additionally, it possesses certain proprietary design and manufacturing processes.  The Company plans on attempting to obtain patents, copyright, trademarks and service marks on its products and services.  However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products or that existing patent, trade secret or other intellectual property protection adequately protects the Company.

The Company intends to file for foreign patent protection, but such efforts may be inadequate.

The Company plans to file and attempt to obtain patent protection for its products in most foreign countries.  However, even if the Company files required patent applications in most or all foreign countries, there can be no assurance that any such patent will be granted or, if granted, that the validity of such patent will not be contested in the courts.  To the extent that such patent is valid, there can further be no assurance the patent will fully protect the Company and that a third party may not find other ways to exploit the intellectual property that the patent purports to protect.  To date, no patent application has been filed in the United States for patents on improvements and enhancements made to fuel delivery processes and technology by the Company that were or are being developed to bring the Company’s products to the point of commercial use.  The Company or others intend to file additional applications, but there is no assurance that if such additional applications are filed in foreign countries that any patent will be granted or, if granted, that the validity of such patent will not be challenged in the courts, and to the extent granted and valid, that the patent will adequately protect the Company.

The Company is subject to the potential factors of obsolescence and technological change.

The business of the Company is susceptible to rapidly changing technology and the Company's product development and manufacturing process is subject to constant change.  Although the Company intends to continue to develop and improve its products and manufacturing capability, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing technologies, industry standards and customer requirements by adapting and improving the performance features and reliability of its products.

The Company may complete a primary offering for Shares in parallel with or immediately following the current selling shareholder offering.

The Company may conduct a primary offering for Shares to raise proceeds for the Company.  Such an offering may be conducted in parallel with or immediately following the currently proposed selling shareholder offering.  Sales of additional Shares will dilute the percentage ownership of existing shareholders in the Company.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Dale P. Euga	64	Chief Executive Officer, President and Director; Promoter	2010
Arthur M. Read, II, Esq.	65	Vice President, Assistant Secretary, General Counsel and Director	2010
Edwin S. Barton, II	65	Chief Operating Officer	2010
Stephen L. Caromile	30	Vice President, Lead Engineer	2010
Linda H. Madison	64	Secretary	2011

Dale P. Euga

Dale P. Euga serves as the chief executive officer, president and a director of the Company, and is a promoter of the Company.  From 1967 to 1971, Mr. Euga served in the United States Army completing his service as commander of a Special Forces A-Team and retiring with a distinguished and honorable record.  Mr. Euga graduated in 1976 from The Boston Architectural College with a degree in Architecture. From 1976 through 1988, Mr. Euga taught a design studio at the Boston Architectural College.  He became a Registered Architect in 1980 and was further NCARB Certified in 1985 while owning and managing a very successful architectural firm in Boston.  In 1988 Mr. Euga formed ComVest International Inc., which was responsible for the Organization and Financial Management for International Projects such as the overview of the construction of Mersa-Matruh Power and Desalination plant for the Government of Egypt. Mr. Euga also directly arranged acquisition and construction financing and oversaw the construction of industrial, manufacturing and resort facilities in Panama, Netherlands, Belize, Bermuda and Spain, in addition to Mr. Euga worked as the coordinator and overseer for the lenders.  In 1996 in concert with ComVest International Inc. Mr. Euga founded and managed Suburban Mortgage Company and built the company into 60 brokers, 12 processors, and 18 insurance agents plus a quality control team, and administrative staff. This complete full spectrum financial service company with 92 employees was acquired by Directors Mortgage Company (CA) in 2002. From 2002 until the formation of Powerdyne, Inc., a Nevada company, Mr. Euga was focused on independently developing the underlying product concepts related to the PDIGenset.  Since the inception of Powerdyne, Inc., a Nevada company, Mr. Euga has focused on specializing on the company's primary design and technological development of the engine and support systems and development and testing of fuel systems in support of the application to power generation.  He has also been involved with the company organization and facilities procurement including client development, development of key staff, and continuing research and development of engine and electrical components.   Mr. Euga remains very active with the Special Forces Association in Rhode Island and Massachusetts.

Arthur M. Read, II, Esq.

Arthur M. Read, II, Esq., serves as vice president, general counsel and as a director of the Company.   Mr. Read received his Bachelor of Arts degree from Bethany College in 1968, and his Masters of Arts from University of Rhode Island in 1971 and his Juris Doctor from Boston University in 1972. From1972-2001, Mr. Read started as an Associate, then stockholder and Vice-President of Gorham & Gorham, an established Rhode Island law firm, at which he was engaged in the general practice of law with an emphasis on litigation, family law and divorce litigation, extensive appellate practice, commercial and business matters, municipal law (including representation of municipalities and school committees, municipal boards and agencies), negligence, estate planning and administration.  From 1974-75, Mr. Read was appointed by the Hon. Richard J. Israel (Ret.) (then Attorney General and, later, Associate Justice of the Superior Court) as a Special Assistant Attorney General.  In 2001, Mr. Read formed his own law practice.  Mr. Read is admitted to Rhode Island Supreme Court; United States District Court, District of Rhode Island; United States Supreme Court; United States Tax Court; and United States Court of Appeals. Mr. Read is a member of the Rhode Island Bar Association, Rhode Island Trial Lawyers’ Association, and American Trial Lawyers’ Association.

Edwin S. Barton, II

Edwin S. Barton II serves as chief operating officer of the Company.  Mr. Barton is a seasoned corporate executive with 35 years of professional experience.  Previously, he served as Vice President and Director of Rico, Inc., a Rhode Island manufacturing company, and President of Imperia, Inc., a Massachusetts millwork and high-end manufacturer and distributor.

Stephen L. Caromile

Stephen L. Caromile serves as vice president and lead engineer of the Company.  Mr. Caromile received a Bachelor’s degree in Mechanical Engineering from the Wentworth Institute of Technology in 1997.  From 1997 to 2000, Mr. Caromile was a process engineer and cell manager for the repair of jet turbine components at Chromalloy in California.  In 2001and 2002, Mr. Caromile was associated with Hamor & Associates in Maine.  From 2002 to 2010, Mr. Caromile was a design engineer for land use planning with CES, Inc. in Maine.  In this capacity, Mr. Caromile completed land development plans for sub-division and also participated in safety management, information technology and field surveillance.  Since 2010, Mr. Caromile has worked with the Company and has designed and engineered components of the Company’s products and systems, including supervising fabrication and production of the prototype unit.

Linda H. Madison

Linda H. Madison serves as Secretary, principal financial officer and principal accounting officer of the Company.  Mrs. Madison is a graduate of Mineola High School, Mineola, New York, and has served as the Administrative Assistant to the Grand Secretary of the Grand Lodge of Masons for the State of Rhode Island where she was responsible for human resources, information technology, office coordination, publishing its various publications, maintaining and designing complex data bases. She previously worked as the Executive Secretary and bookkeeper for a large investment advisory firm in Rhode Island.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

The Company will notify its stockholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party, except as set forth directly below.

The Company has asserted a claim against a former employee for $5,000.00 for funds advanced to the former employee.  The former employee has asserted a claim against the Company in response. It is the opinion of the Company’s legal counsel that the former employee’s claim is meritless and is only an attempt to avoid paying the Company’s demand for $5,000.00.

Executive Compensation

Remuneration of Officers: Summary Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Payments	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Dale P. Euga	2011	$0	6,857	62,500	0	0	0	0	69,357
President	2010	$0	5.793	0	0	0	0	0	5,793

During 2011, accrued compensation is due to the Company’s management in the total amount of $146,814.77, representing the total from accruals of compensation made for each of the five executive officers during the first quarter of 2011.  Since April 1, 2011, no further accruals of compensation have been made.  With respect to executive officers other than the principal executive officer, no such executive officer has received total compensation in excess of $100,000 in the Company's fiscal year which ended as of December 31, 2010.  Upon successful completion by the Company of a public offering in the future, however, certain management personnel will receive such compensation as is discussed below in “Anticipated Officer and Director Remuneration”.

Other than as discussed herein with respect to Mr. Euga, Mr. Caromile and Ms. Madison, there are no current plans to pay or distribute cash or non-cash bonus compensation for fiscal year 2011 to officers of the Company. However, the Board of Directors may allocate salaries and benefits to the officers for fiscal year 2011 and thereafter in its sole discretion.  No such person is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the company or from a change in control of the company or a change in his or her responsibilities following a change in control.  The members of the board of directors may receive, if the board of directors so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the board of directors, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has entered into employment agreements with each of its officers.  In addition, each of Mr. Euga, Mr. Caromile and Mrs. Madison are currently eligible to be paid a salary in order to ensure their respective availability to the Company; however, since November 2011, the Company has temporarily suspended payments or accruals of salaries to these officers, in order to conserve the Company’s working capital.

The employment agreement with Mr. Caromile as of February 2011 (but with retroactive effect to January 2011) provides three (3) weeks paid vacation per year starting at the 50th week of employment (with an additional week added every successive year thereafter, up to eight (8) weeks maximum). Such letter provides Mr. Caromile with a base salary of seventy-five thousand dollars ($75,000.00) per year and eligibility for a cash bonus of as much as fifty thousand dollars ($50,000.00) per year (based upon individual performance and the financial success of the Company as a whole).   Such agreement also agreed to compensate Mr. Caromile for hours worked for the Company without pay from August 1, 2010 through January 16, 2011 at the rate of sixty dollars ($60.00) per hour. However, because the Company was and currently is unable to make such payments, the wages earned will not be paid until cash flow and profitability allow but will instead be accrued by the Company until payment can be made.  Mr. Caromile was also given eligibility to receive three percent (3%) of the authorized and issued shares of common stock in the company at par value of $0.0001 per share, or 6,000,000 shares of common stock of the Company.  As further shares of common stock are issued by the Company, Mr. Caromile will automatically receive additional shares so that his ownership interest will never fall below 3.0% of the total outstanding shares of common stock of the Company.  The employment agree states that if the Company establishes profit sharing, 401(k) or other retirement account plans for employees, or medical or life insurance as a benefit of employment, these benefits will also become available to Mr. Caromile at such time.  If Mr. Caromile is required to relocate, the Company agrees to pay or reimburse the reasonable costs of relocation.  The Company also agrees to provide Mr. Caromile with a suitable motor vehicle and a Company gasoline card with which to pay for gasoline and maintenance. The vehicle may be used for private use, and Mr. Caromile shall also have the right to purchase the vehicle from the Company subject to certain terms and conditions.  The employment agreement also provides that if the Company receive any royalties for the licensing or the other use of any patent which Mr. Caromile was the principal of, he will be paid a percentage of the royalties received, not to exceed twenty (20%) percent.

The employment agreement of Mr. Caromile described above was modified in March 2011 to provide that effective March 2011, Mr. Caromile would receive a net payroll check of only $500.00 per week until such time that the Company's cash flow and profitability allows for a return to the original employment agreement. The difference in monies between the original employment agreement and the modified agreement would be accrued and the wages earned would be paid upon the Company's financial ability to pay the same.  Subsequently, in June 2011, the modified employment agreement was further amended to state that the accrual of salary would end effective April 1, 2011.  Further, accrual and payment of salary would only occur when the Company determines that it has appropriate positive cash flow and/or profitability to perform the same. In addition, accrual and payment for expenses and time incurred during the fiscal year ended December 31, 2010 ceased as well, until such time when the Company experiences positive cash flow and/or profitability (the Company will address these past service items through performance bonuses, at its discretion).

The employment agreement with Ms. Madison as of January 2011 (with a start date of March 2011) provides three (3) weeks paid vacation per year starting at the 50th week of employment (with an additional week added every successive year thereafter, up to eight (8) weeks maximum). Such letter provides Ms. Madison with a base salary of seventy-five thousand dollars ($75,000.00) per year and eligibility for a cash bonus at the discretion of the Company (based upon individual performance and the financial success of the Company as a whole).   Such agreement also agreed to compensate Ms. Madison for hours worked for the Company without pay from November 1, 2010 at the rate of thirty-five dollars ($35.00) per hour. However, because the Company was and currently is unable to make such payments, the wages earned will not be paid until cash flow and profitability allow but will instead be accrued by the Company until payment can be made.  Ms. Madison was also given eligibility to receive 1,000,000 issued shares of common stock in the company at par value of $0.0001 per share.  The employment agree states that if the Company establishes profit sharing, 401(k) or other retirement account plans for employees, or medical or life insurance as a benefit of employment, these benefits will also become available to Ms. Madison at such time.  If Ms. Madison is required to relocate, the Company agrees to pay or reimburse the reasonable costs of relocation.  The Company also agrees to provide Ms. Madison with a suitable motor vehicle and a Company gasoline card with which to pay for gasoline and maintenance. The vehicle may be used for private use, and Ms. Madison shall also have the right to purchase the vehicle from the Company subject to certain terms and conditions.

The employment agreement of Ms. Madison described above was modified in June 2011 to state that accruals and payments of salary would end effective April 1, 2011.  Further, accrual and payment of salary would only occur when the Company determines that it has appropriate positive cash flow and/or profitability to perform the same. In addition, accrual and payment for expenses and time incurred during the fiscal year ended December 31, 2010 ceased as well, until such time when the Company experiences positive cash flow and/or profitability (the Company will address these past service items through performance bonuses, at its discretion).

Anticipated Officer and Director Remuneration

Other than as set forth above, the Company has not paid any compensation to any officer or director. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary offering for the sale of securities.  At such time, the Company anticipates offering cash and non-cash compensation to officers and directors.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.  In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of Shares of	Percent of
Name	Position	Common Stock	Class

Dale P. Euga	President and Director	103,473,334	55%
Arthur M. Read, II, Esq.	Vice President and Director	12,000,000	6.3%
Edwin S. Barton, II	Chief Operating Officer	6,833,333	3.6%
Stephen L. Caromile	Vice President	6,000,000	3.2%
Linda H. Madison	Secretary	1,000,000	*
Eric Foster		18,000,000	9.5%

Total owned by officers, directors and 5% shareholders		148,890,000	79%

* Less than 1%
(1) Based upon 189,000,000 shares outstanding

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 2,500,000 shares of the Company's common stock.  Mr. Cassidy is also a promoter of the Company.  Tiber Creek has received consulting fees of $75,000 to date from the Company and has also received shares in the Company.   Tiber Creek and its affiliate, IRAA Fin Serv, an unincorporated California business entity, each received 2,000,000 shares in the Company in connection with consulting services provided to the Company in connection with its securities registrations and public filings.

Recently, the Company decided to use the manufacturing factory of ICC Realty Partnership LLC located in West Bridgewater, Massachusetts.  The Company currently occupies a portion of these premises consisting of 1,800 square feet and recently entered into a short-term lease in October 1, 2011 for the premises.  The initial term of the lease will be for one to three months (beginning on January 1, 2012 and ending on March 31, 2012) at a rate of approximately $300 per month.  The lease is renewable in three-month or greater terms for up to five years (through December 31, 2017), at the Company’s discretion.  If the Company’s financial condition is such that it is unable to pay rent in full, as due, the lease provides that the Company may pay rent in such as amount as it is able to pay, in the sole opinion of its accountant, and any unpaid rent shall accrue and may be paid by the Company, either in cash or shares of its stock, in its discretion, at the soonest opportunity as its financial condition will permit.  ICC Realty Partnership, LLC is owned by Mr. Barton, an officer of the Company.

From time to time, the Company makes payments for the benefit of its sole stockholder, which are personal in nature, as well as receives payments from the sole stockholder in the form of cash and/or out-of-pocket expenditures for the benefit of the Company, which are business in nature. The balance of advances from stockholder was $2,975 and the balance of advances to stockholder was $4,369 as of December 31, 2010.

Management's Discussion and Analysis of Financial Condition And Results of Operations

The Company is a development stage company and was incorporated in the State of Delaware in September 2006 and merged with Powerdyne, Inc., a Nevada corporation in February 2011.  As Greenmark Acquisition, the Company had no operations or specific business plan until the merger which is subsequent to the date of this report, the information discussed below speaks to the Company subsequent to the date of the merger and references to the financial condition are to Powerdyne Nevada, which merged into the Company as a result of the merger.

From Powerdyne Nevada's inception (February 2, 2010) through December 31, 2010, it had no revenues and incurred operating losses of $306,270.  Powerdyne Nevada focused its efforts on conducting product research and development.

Revenues

Since its inception, Powerdyne Nevada focused its efforts on conducting product research and development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.  Greenmark Acquisition Corporation has had no operations or revenues to date.  Accordingly, the Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers.  The Company has developed a marketing strategy that it believes will lead to near-term revenues in the Caribbean Basin, and thereafter, in Alaska and South America.

Pricing

PDIGenset is priced to meet the customer’s needs. A 1-megawatt PDIGenset will be leased for a five year term, pursuant to a Master Equipment Lease that will provide for an initial deposit of $750,000, a monthly maintenance fee calculated at the rate of $0.015/kilowatt-hour and a monthly lease calculated at a rate per kilowatt-hour which will be dependent upon local fuel cost.  The Company anticipates that the cost to the customer may be lower than that which the customer would then be paying to a local utility provider.

Potential Revenue

The Company’s primary source of revenues in the near term will be from leases or payment streams based on the Company’s product units.  The Company’s business model proposes that each product unit be leased to a third party that will be responsible for the payment to the Company on a leasehold basis for each location.

Revenues for the Company will be generally based on lease payments which are based upon the maximum power which the particular genset is capable of generating.  Units are constructed under terms and conditions of a contract and installed specifically to meet the customer’s needs. The customer pays the Company each month on a flat rate basis.  In addition, the customer pays a maintenance fee as well as an initial deposit which allows the construction of the genset unit.

Each product unit is custom-made for the specific application and therefore the client power company pays for the construction and installation of the unit in advance.  This cost is credited against power that is produced by the Company’s units until that credit is exhausted.  Thereafter, the power is paid for on a monthly basis in accordance with the rate per kilowatt-hour that is agreed upon by the parties.  The Company and/or the client may receive tax credits from the use of the Company’s products, and the parties will agree to share such tax benefits with each other.

Further, maintenance is performed exclusively by the Company and constitutes a part of the expected recurring revenue stream to the Company.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Share-based Payments

The Company intends to periodically issue shares of common stock to employees and non-employees for services. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.  As of December 31, 2010, the Company had an accumulated deficit from inception of approximately $306,270.

The Company’s activities will necessitate significant uses of working capital beyond 2011.  Near term capital requirements will include employee costs, prototype refinement and testing costs and sales and marketing costs, and such expenses are expected to total approximately $7,000 per month in the near-term.  Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued research and development efforts and the status of competitive products.  The Company plans to continue financing its operations with cash received from financing activities.  The Company currently incurs, and expects to continue to incur, a monthly cash expense of approximately $3,000 to $5,000 (which consists of minimal employee costs and a minimal level of prototype testing and refinement activity).

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.  Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to meet obligations for the next 12 months, unless it is able to develop and sell its product unit, raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of Period Ended December 31, 2010

The Company incurred a net loss of $306,270 for the period ended December 31, 2010, with general and administrative expenses of $146,270.  The Company received no revenue in such period.

Selling, general and administrative expenses for the period ended December 31, 2010 were $306,270, with total selling, general and administrative expenses from inception to December 31, 2010 totaling $306,270.  These amounts consisted of: $75,000 for professional services (primarily related to the Company’s plans to become a public company and seek public registration of its securities); $26,280 for legal and accounting services; $14,000 for consulting services; and the remainder for a variety of items (including automobiles, employee salaries and expenses, materials, travel and supplies) and noncash expense of $160,000 for stock issued for services.

Liquidity. The Company received $130,985 from the private sale of its stock in the period from February 2, 2010 (inception) to December 31, 2010.  The Company has no continuous methods of generating cash.

Capital Resources. The Company did not incur any capital expenditures other than the purchase of machinery and equipment in 2010 in the aggregate amount of $21,793.

Results of Operations. The Company completed no sales and received no revenues in the period from inception through December 31, 2010.  The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the close of this offering and the development of its business plan.
Description of Securities
Capitalization

The Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001, of which 191,749,999 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 70,068,499 shares of common stock for sale to the public by the holders thereof at a price of $0.15 per Share.  The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the certificate of incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.  Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors.  The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

           If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.  In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that VStock Transfer, LLC of Cedarhurst, New York will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years.  All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.  Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.  Furthermore, no underwriters participated or effectuated any of the transactions specified below.  Also, no underwriting discounts or commissions applied to any of the transactions set forth below.

(1) On December 11, 2010, 2,000,000 shares of common stock were issued to each of Tiber Creek Corporation and IRAA Fin Serv.

(2) On December 13, 2010, 200,000,000 shares of common stock were issued as follows: 188,000,000 shares to Dale P. Euga and 12,000,000 shares to Arthur M. Read, II, Esq.

(3) On February 7, 2011, 84,526,666 shares of common stock were contributed by Dale P. Euga to the Company.  Mr. Euga received no remuneration or consideration therefor.

(4) On February 8, 2011, the following shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements or in connection with shares issued to officers and/or consultants in connection with their services for the Company:

Date	Shareholder Name	Number of Shares	Consideration

2/8/11	Edwin S. Barton, II	6,000,000	Officer’s services
2/8/11	Edwin S. Barton, II	833,333	$25,000
2/8/11	Stephen L. Caromile	6,000,000	Officer’s services
2/8/11	Linda H. Madison	1,000,000	Officer’s services
2/8/11	Eric Foster	18,000,000	Consulting work
2/8/11	Jimmy Andrade	300,000	$3,000
2/8/11	Paul Anselmo	150,000	$1,500
2/8/11	Arthur Ballelli	200,000	$2,000
2/8/11	Gary Bayless	166,667	$5,000
2/8/11	Bert Beaumier	1,000,000	$10,000
2/8/11	Michele Berard	150,000	$1,500
2/8/11	Stuart Blazer	100,000	$1,000
2/8/11	Debra Branco	100,000	$1,000
2/8/11	Ann Brouillette	200,000	$2,000
2/8/11	Tony Caetano	170,000	$1,700
2/8/11	Mina Chiong	100,000	$1,000
2/8/11	Lisa Ciccone	100,000	$1,000
2/8/11	David Dasilva	1,610,000	$16,100
2/8/11	Daniel Doke	700,000	$7,000
2/8/11	Candido Esteves	200,000	$2,000
2/8/11	Frank Foster	200,000	$2,000
2/8/11	Robert Gallant	1,050,000	$10,500
2/8/11	Earl Goldberg	100,000	$1,000
2/8/11	Maria Gomes	50,000	$500
2/8/11	Jim Gorman	1,200,000	$12,000
2/8/11	Matt Goudreau	330,000	$3,300
2/8/11	John Graham	100,000	$1,000
2/8/11	Charlotte Greene	500,000	$5,000
2/8/11	Chris Greger	250,000	$2,500
2/8/11	Pamela Harman	800,000	$8,000
2/8/11	Lou Harmon	200,000	$2,000
2/8/11	Raza Hassan	500,000	$5,000
2/8/11	Rose Holt	2,250,000	$22,500
2/8/11	Paula Johnson	2,000,000	$20,000
2/8/11	Edmund Jones	1,500,000	$45,000
2/8/11	Sandi Kelley	100,000	$1,000
2/8/11	John Ley	333,333	$10,000
2/8/11	Bob Maier	666,667	$20,000
2/8/11	Francis Mcguire	1,050,000	$10,500
2/8/11	Thomas O'Loughlin	333,333	$10,000
2/8/11	Aaron Orleck	100,000	$1,000
2/8/11	George Palazzo	200,000	$2,000
2/8/11	Barbara Papamarkakis	100,000	$1,000
2/8/11	Jim Parham	200,000	$2,000
2/8/11	Warren Ross Parker	500,000	$15,000
2/8/11	Peter Pisecco	250,000	$2,500
2/8/11	Chris Prazeres	900,000	$9,000
2/8/11	Robert Proia	500,000	$5,000
2/8/11	Provident Trust Group, LLC FBO John Ley	1,000,000	$30,000
2/8/11	Larry Rodammer	8,000,000	$80,000
2/8/11	Wayne Rodammer	666,667	$20,000
2/8/11	Marek Rutkowski	200,000	$6,000
2/8/11	Tamara Serpa	500,000	$5,000
2/8/11	Eric Thibert	1,000,000	$10,000
2/8/11	Phyllis Thompson	50,000	$500
2/8/11	Sarah Tibbitts	500,000	$15,000
2/8/11	Frederick Tobin	83,333	$2,500
2/8/11	Marilyn Verardo	100,000	$1,000
2/8/11	Mari-Ann Sprague	1,000,000	Services rendered
2/8/11	James Vargos	500,000	Services rendered

Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.  These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action.  Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

 The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 5.01	Changes in Control of Registrant

 The change in control of Greenmark Acquisition Corporation and including its change of name was reported in the Form 8-K filed December 14, 2010 and is incorporated herein by reference.

ITEM 5.06	Changes in Shell Company Status

With the merger of Powerdyne Nevada into Greenmark Acquisition Corporation, the Company effected a transaction having the effect of causing it to cease to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934 and becoming a developing company of patented (pending) portable electrical power generation equipment.

ITEM 9.01	Financial Statements and Exhibits

Anton & Chia, LLP, an independent registered public accounting firm, has audited Powerdyne Nevada's consolidated balance sheets as of December, 31, 2010, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the periods then ended.  The Greenmark Acquisition Corporation audited financial statements as of December 31, 2010 are also included.

2.1	Agreement and Plan of Merger (incorporated by reference from the Form S-1 registration statement Filed with the Securities and Exchange Commission on February 28, 2011)
3.3	Certificate of Merger (incorporated by reference from the Form S-1 registration statement Filed with the Securities and Exchange Commission on February 28, 2011)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Greenmark Acquisition Corporation

We have audited the accompanying balance sheets of Greenmark Acquisition Corporation (a development  stage company) (the "Company") as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the period from September 13, 2006 (Inception) through December 31, 2010. These financial statements are the responsibility of Greenmark Acquisition Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 the results of its operations and its cash flows for the years then ended and from September 13, 2006 (Inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, a significant amount of additional capital will be necessary to advance operations to the point at which the Company is profitable.  These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1 and the subsequent events.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Notes 5 to the financial statements, the Company has restated the financial statements and notes for the correction of an error in the financial statements.

/s/ Anton & Chia, LLP

Newport Beach, CA
March 16, 2011, except for Note 5 as to which date is December 23, 2011

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of December 31, 2010 and 2009

	December 31,	December 31,
	2010 (restated)	2009
ASSETS
Current Assets
Cash	$500	$500
Advances to Powerdyne Inc.	160,000
Total Current Assets	160,500	500

TOTAL ASSETS	$160,500	$500

LIABILITIES and STOCKHOLDER'S EQUITY (DEFICIT)

Liabilities
Accrued liabilities	$3,000	$3,000
Total liabilities	3,000	3,000

Stockholders' equity (deficit)

Preferred stock; $.0001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.0001 par value, 300,000,000 shares authorized; 205,000,000 shares issued and outstanding	20,500	100
Additional paid-in capital	142,317	2,717
Deficit accumulated during development stage	(5,317)	(5,317)
Total stockholders' equiy (deficit)	157,500	(2,500)
TOTAL LIABILITIES and STOCKHOLDERS' DEFICIT	$160,500	$500

See the accompanying notes to the financial statements.

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009 and for the Period
from September 13, 2006 (Inception) to December 31, 2010

			For the period from
	For the Year Ended	For the Year Ended	September 13, 2006
	December 31,	December 31,	(Inception) to
	2010	2009	December 31, 2010

Income	$-	$-	$-

Expenses
Organization expense	-	-	650
Professional Fees	-	2,667	4,667

Total expenses	-	2,667	5,317

Other Income (Expense)

Net loss	$-	$(2,667)	$(5,317)

Basic and diluted loss per share	$-	$-

Weighted average number of shares outstanding, basic and diluted	11,082,192	1,000,000

See the accompanying notes to the financial statements.

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT )
For the Period from September 13, 2006 (Inception) to December 31, 2010

				Deficit
				Accumulated
			Additional	during	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)
Balance, September 13, 2006 (Date of Inception)	-	$-	$-	$-	$-
Common stock issuance	1,000,000	100	400	-	500
Fair value of expenses contributed			535		535
Net loss				(535)	(535)
Balance as of December 31, 2006	1,000,000	$100	$935	$(535)	$500
Fair value of expenses contributed			115		115
Net loss				(115)	(115)
Balance as of December 31, 2007	1,000,000	$100	$1,050	$(650)	$500
Net loss				(2,000)	(2,000)
Balance as of December 31, 2008	1,000,000	$100	$1,050	$(2,650)	$(1,500)
Fair value of expenses contributed			1,667		1,667
Net loss				(2,667)	(2,667)
Balance as of December 31, 2009	1,000,000	$100	$2,717	$(5,317)	$(2,500)
Common stock issuance - change in control	188,000,000	18,800	(18,800)	-	-
Common stock issued for services	16,000,000	1,600	158,400		160,000
Net loss				-	-
Balance as of December 31, 2010 - restated	205,000,000	$20,500	$142,317	$(5,317)	$157,500

See the accompanying notes to the financial statements.

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009 and for the Period
from September 13, 2006 (Inception) to December 31, 2010

	For the Year	For the Year	For the Period from
	Ended	Ended	September 13, 2006
	December 31,	December 31,	(Inception) to
	2010	2009	December 31, 2010
OPERATING ACTIVITIES
Net loss	$-	$(2,667)	$(5,317)
Adjustments to reconcile net loss to net cash used by operating activities
Contributed organizationl expenses	-	-	650
Contriubed professional fees	-	1,667	1,667
Increase in liabilities	-	1,000	3,000
Net cash used In operating activities	-	-	-

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES
Proceeds from the issuance of common stock	-	-	500

Net cash provided by financing activities	-	-	500

Net Increase in Cash	-	-	500

Cash at beginning of period	500	500	-

Cash at end of period	$500	$500	$500

See the accompanying notes to the financial statements.

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

(A) Organization and Business Operations
Greenmark Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on  September 13, 2006, to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.  As of December 31, 2010, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation.

On February 7, 2011, the Company changed its name to Powerdyne International, Inc.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business.

(B) Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(D) Taxes
Financial Accounting Standards Board ("FASB") Accounting Standards Codifcation ("ASC") 740-10-50-2 requires deferred tax assets and liabilities be recognized for future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  Losses incurred by Company in prior years provide for a net operating loss carry-forward.  However, due to the unpredictability of the Company's future net income, the asset's balance has been fully reserved for.

(E) Going Concern
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the Untied States of America. The Company has no operations and continues to incur on-going professional fees to maintain its current filings with the SEC. The Company has an accumulated deficit of $5,317 and a working capital deficit of $2,500 as of December 31, 2010. The Company also has a net loss from operations of $0 for the year then ended.

The future success of the Company is dependent on its ability to find and successfully merge with a target business and on the President and/or Tiber Creek Corporation to financially support the Company until that time. There can be no assurance that the Company will be successful in completing a merger. The President, who is also a shareholder in the Company (by virtue of his 100% ownership of Tiber Creek Corporation, see Note 4) has agreed to financially support the on-going expenses of the Company.

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements
December 31, 2010 and 2009

(F) Earnings Per Share
Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no potentially dilutive securities for 2010 and 2009.

(G) Fair Value of Financial Instruments
FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1 - defined as observable inputs such as quoted prices in active markets;
•	Level 2 - defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3 - defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents and accrued liabilities approximate their fair values because of the short maturity of these instruments.

(H) Recently Adopted Accounting Pronouncements
In June 2009, the FASB issued authoritative guidance on an amendment of accounting for transfers of financial assets, and seeks to improve the relevance and comparability of the information that a reporting entity provides in its financial statements about transfers of financial assets; the effects of the transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets.  The authoritative guidance eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor's interest in transferred financial assets.  The authoritative guidance is currently effective.  The Company believes adopting the new guidance will not significantly impact its financial statements.

In June 2009, the FASB issued authoritative guidance on consolidation of variable interest entities, which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity. The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The authoritative guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and is currently effective.  The Company believes adopting the new guidance will not significantly impact its financial statements.

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements
December 31, 2010 and 2009

In October 2009, the FASB, issued updates to revenue recognition for arrangements with multiple deliverables and accounting for revenue arrangements that include software elements. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-effective for interim or annual periods beginning after June 15, 2010, with early adoption permitted.  The Company enabled products will now be subject to other relevant revenue recognition guidance.  The authoritative guidance is believes adopting the new guidance will not significantly impact its financial statements. FASB has codified a single source of U.S. Generally Accepted Accounting Principles (GAAP), the Accounting Standards Codification. Unless needed to clarify a point to readers, the Company will refrain from citing specific section references when discussing application of accounting principles or addressing new or pending accounting rule changes. There are no recently issued accounting standards that are expected to have a material effect on our financial condition, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 2    INCOME TAXES

There is no provision for income taxes because the Company has incurred net operating losses. There are no deferred tax assets from temporary differences, other than net operating losses, because the Company is still in development stage and only has incurred professional fees in connection with its filings with the SEC. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain. Therefore, the deferred tax assets have been fully offset by a valuation allowance. For 2010, the valuation allowance was same as year 2009.  Significant components of the Company's deferred tax assets are as follows:

	2010	2009
Net operating loss carryforwards	$1,808	$1,808
Valuation allowance	$1,808	$1,808
Net deferred tax asset	$-	$-

At December 31, 2010 the Company's federal net operating loss carry-forward was $5,317 which will begin to expire in 2026. The availability of the federal net operating loss carry-forward may be subject to limitations based on ownership changes as defined in the United States Internal Revenue Code, which could prevent the Company from realizing some or all of its net operating loss carry-forward.

NOTE 3    STOCKHOLDERS' EQUITY

(A) Preferred Stock
The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

(B) Common Stock
The Company was originally authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 500,000 shares of its common stock to Tiber Creek Corporation, a Delaware corporation, and 500,000 shares of its common stock to IRAA Fin Serv, an unincorporated California business entity, pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate consideration of $500.

GREENMARK ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements
December 31, 2010 and 2009

On December 11, 2010, the Company increased its authorized number of shares of common stock from 100,000,000 shares to 300,000,000 shares.

On December 11, 2010, the Company issued 2,000,000 shares of common stock to each of Tiber Creek Corporation and IRAA Fin Serv. for services rendered on behalf of Powerdyne Inc.  On December 13, 2010, the Company issued 12,000,000 shares of common stock to Arthur Read, II, Esq for services rendered on behalf of Powerdyne Inc.  The shares were valued at their estimated fair value of $0.01 per share for a total compensation of $160,000 (see Note 5).

On December 13, 2010, the Company issued 188,000,000 to Dale Euga, the sole shareholder of Powerdyne Inc. The shares were issued to effect a change of control of the Company in anticipation of the merger that was eventually consummated with Powerdyne, Inc (see Note 5).

NOTE 4    RELATED PARTIES

Legal counsel to the Company is a firm owned by the President of the Company who also owns 100% of the outstanding stock of Tiber Creek Corporation, a  shareholder.  Tiber Creek Corporation is expected to perform consulting services for the Company in the future.  Additional paid-in capital as of December 31, 2010 includes $2,317 the fair value of organization and professional costs incurred by related parties on behalf of the Company.

NOTE 5 RESTATEMENT

The Company has restated its financial statements for the period ended December 31, 2010. Subsequent to the filing of the original financial statements, management identified an omission in the financial statement. In December 2010, the Company issued 16,000,000 shares of its common stock for services rendered on behalf of Powerdyne Inc.  The shares were valued at their estimated fair value of $0.01 per share for a total compensation of $160,000.  In addition, as described in Note 4, the Company issued 188,000,000 shares to effect a change of control. The Company did not record the issuance of these shares in its financial statements.  The effect of this correction on the Company’s balance sheet is as follow;

BALANCE SHEET	December 31, 2010		December 31, 2010
	as originally reported	Adjustments	restated
Advances to Powerdyne Inc.	-	160,000	160,000
Total Current Assets	500	160,000	160,500
Stockholders' Equity (deficit)
Common stock	100	20,400	20,500
Additional paid-in capital	2,717	139,600	142,317
Deficit accumulated during development stage	(5,317)		(5,317)
Total stockholders' equiy (deficit)	(2,500)	160,000	157,500
TOTAL LIABILITIES and STOCKHOLDERS' DEFICIT	$500	$160,000	$160,500

NOTE 6 SUBSEQUENT EVENTS

Management has evaluated the subsequent events through March 16, 2011, the date upon which the financial statements were issued.

The Company has entered into an agreement to complete a reverse merger with a private company during the first quarter of 2011.

POWERDYNE, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Powerdyne, Inc.:

We have audited the accompanying balance sheet of Powerdyne, Inc. (the “Company”) as of December 31, 2010, and the related statement of operations, stockholder deficit, and cash flows for the period from February 2, 2010 (Inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Powerdyne, Inc. as of December 31, 2010, and the results of its operations and cash flows for the period from February 2, 2010 (Inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 8 to the financial statements, the Company has restated the financial statements and notes for the correction of an error in the financial statements.

/s/ Anton & Chia, LLP

Newport Beach, California
February 18, 2011, except for Notes 8 as to which date is December 4, 2011

POWERDYNE, INC.
(A Development Stage Company)
BALANCE SHEET
December 31, 2010

December 31, 2010
Restated

ASSETS
Current Assets:
Cash	$2,059
Prepaid expenses	1,817
Advances to Stockholder	4,369
Total current assets	8,245
Equipment
Equipment	21,793

Total Assets	$30,038

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accrued expenses	$42,348
Advances from Greenmark Acquisition Corp	160,000
Advances from Stockholder	2,975
Total current liabilities	205,323
Total Liabilities	205,323
Stockholder's Equity:
Common stock; No Par Value; 75,000 shares authorized, 25,000 shares issued and outstanding	1,000
Additional Paid-In Capital	-
Common stock subscribed	191,900
Common stock subscribtions receivable	(61,915)
Accumulated deficit	(306,270)
Total stockholder's deficit	(175,285)
Total liabilities and stockholder's deficit	$30,038

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the period from February 2, 2010 (Inception) to December 31, 2010

From Inception to
December 31, 2010

Revenues	$-
Cost of revenues	-
Gross profit	-
Operating expenses
Selling, general and admin.	306,270
Total operating expenses	306,270
Loss from operations	(306,270)

Net loss	$(306,270)

Basic and diluted loss per common share	$(12.25)

Basic and diluted weighted average common shares outstanding	25,000

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the period from February 2, 2010 (Inception) to December 31, 2010

					Common Stock		Total
	Common Stock		Additional	Common Stock	Subscriptions	Accumulated	Stockholders'
	Shares	Amount	Paid-In Capital	Subscribed	Receivable	Deficit	Equity

Balance, February 2, 2010 (Inception)	25,000	$1,000	$-	$-		$-	$1,000

Common stock subscriptions	-	-	-	191,900	(61,915)	-	129,985

Net loss from Inception through to December 31, 2010	-	-	-	-		(306,270)	(306,270)
Balance, December 31, 2010 - restated	25,000	$1,000	-	$191,900	$(61,915)	$(306,270)	$(175,285)

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the period from February 2, 2010 (Inception) to December 31, 2010

From February 2, 2010
(Inception) to
December 31, 2010
Cash flows from operating activities:
Net loss	$(306,270)
Advances from Greenmark Acquisition Corp	160,000
Changes in operating assets and liabilities:
Change in due to/from related parties	(1,394)
Prepaid expenses	(1,817)
Accrued expenses	42,348
Net cash used by operating activities	(107,133)
Cash flows from investing activities:
Used for:
Equipment	(21,793)
Net cash used by investing activities	(21,793)
Cash flows from financing activities:
Proceeds from common stock	1,000
Proceeds from common stock subscribed	129,985
Net cash provided by financing activities	130,985

Net change in cash	2,059
Cash, beginning of period	-

Cash, end of period	$2,059

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1. ORGANIZATION

Powerdyne, Inc., incorporated February 2, 2010 in Nevada, is a closely-held C Corporation registered to do business in Rhode Island and Massachusetts. The Company is a start-up organization which intends to produce and distribute completely packaged independent electrical generator units that run on environmentally-friendly fuel sources, such as natural gas and propane. At this time, the sole stockholder has patents pending with the United States Patent Office regarding the unique design of these units.

2. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in GAAP. The Company has not generated significant revenues from its principal operations, and there is no assurance of future revenues. As of December 31, 2010, the Company had an accumulated deficit from inception of approximately $146,270.

The Company’s activities will necessitate significant uses of working capital beyond 2010. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued research and development efforts and the status of competitive products. The Company plans to continue financing its operations with cash received from financing activities, more specifically from one of its major shareholders.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage and Capital Resources (continued)

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued expenses. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of advances to stockholder because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Cash and Cash Equivalents:

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2010.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk (continued)

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations.  The Company will recognize revenue on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company has not recorded any sales transactions since inceptions.

Equipment, net

Equipment is stated at cost. Capital expenditures for improvements and upgrades to existing equipment are also capitalized. Maintenance and repairs are expensed as incurred. The machinery and equipment is currently classified as ‘construction in process’ and it is the Company’s policy to begin depreciation once the assets are placed into service.  Equipment is depreciated over the estimated useful life of ten years on straight-line basis when the assets are put into use.  Depreciation expense for the period from inception, February 2, 2010, to December 31, 2010 was zero.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income   Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109) , (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

In 2010, the Company adopted Accounting for Uncertain Income Taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC 740.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.  Taxes payable as of December 31, 2010 was zero.

Loss per Common Share

Basic loss per common share excludes dilutive securities and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the Company has only incurred losses, basic and diluted loss per share is the same.   As of December 31, 2010, there are no outstanding dilutive securities.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Common Share (continued)

The following table represents the computation of basic and diluted losses per share:

From Inception to
December 31, 2010

Loss available for common shareholder	$(306,270)
Basic and fully diluted loss per share	(0.03)

Weighted average common shares outstanding	12,084,337

Net loss per share is based upon the weighted average shares of common stock outstanding.

Recent Accounting Pronouncements

In January 2010, the FASB issued amended standards that require additional fair value disclosures. These disclosure requirements are effective in two phases. In the first quarter of 2010, we adopted the requirements for disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers. Beginning in the first quarter of 2011, these amended standards will require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). These amended standards did not have any impact on our financial statements or disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

4. EQUIPMENT - NET

Equipment, net consists of the following as of December 31, 2010:

2010

Machinery and equipment	$21,793
Less accumulated depreciation	-

Total equipment - net	$21,793

Machinery and equipment is stated at cost and depreciated on a straight-line basis over an estimated useful life of 10 years.  The machinery and equipment is currently classified as ‘construction in process’ and it is the Company’s policy to begin depreciation once the asset is placed into service.  Depreciation expense for the year ended December 31, 2010 amounted to zero.

5. COMMON STOCK

Upon incorporation (inception February 2, 2010), the Company authorized 75,000 no par value shares and issued 25,000 of these shares to its sole shareholder. As of December 31, 2010, the Company had one class of capital stock, common stock. No preferred stock was authorized and/or issued.

In June 2010, the Company entered into various stockholder subscription agreements with private investors in order to provide working capital for the Company. The agreements were sold to private investors at $0.01-$0.03 per share in various share amounts.  The agreement stipulated that stock will not be issued to the investors until the execution of the reverse merger agreement and subsequent Initial Public Offering.  During fiscal year 2010, the Company raised $191,900 in relation to the stockholder subscription agreements.  The Company has $61,915 in stock subscription receivable.

On February 7, 2011, Greenmark Acquisition Corporation (“Greenmark”), which was a publicly held Delaware shell corporation with no operations  merged with Powerdyne, Inc. Upon closing of the transaction, Greenmark, the surviving corporation in the merger, change its name to Powerdyne International, Inc.,

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

6. RELATED PARTY

From time to time, the Company makes payments for the benefit of its sole stockholder, which are personal in nature, as well as receives payments from the sole stockholder in the form of cash and/or out-of-pocket expenditures for the benefit of the Company, which are business in nature.  The balance of advances from stockholder was $2,975 and the balance of advances to stockholder was $4,369 as of December 31, 2010.

7. COMMITMENTS AND CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

8. RESTATEMENT

The Company has restated its financial statements for the period ended December 31, 2010. Subsequent to the filing of the original financial statements, management identified an omission in the financial statement. In December 2010, Greenmark issued 16,000,000 shares of its common stock for services rendered on behalf of Powerdyne Inc.  The shares were valued at their estimated fair value of $0.01 per share for a total compensation of $160,000.  The Company did not record the $160,000 expense for the services rendered. The effect of this correction was to increase the Company’s current liability from $45,323, as previously reported, to $205,323 and increase net loss for the period from inception to December 31, 2010 from $146,270, as previously reported, to $306,270.

9. SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 18, 2011, the date upon which the financial statements were originally issued.

The Company received common stock subscriptions for approximately 7,680,000 shares in return for approximately $212,500 to individual investors during the months of January, 2011 and February, 2011.

POWERDYNE INTERNATIONAL, INC.

PRO FORMA BALANCE SHEET

As of December 31, 2010

The following pro forma balance sheet give effect to the reverse acquisition of Greenmark Acquisition Corporation by Powerdyne, Inc.

On February 7, 2011, Greenmark Acquisition Corporation (“Greenmark”), which was a publicly held Delaware shell corporation with no operations merged with Powerdyne, Inc. (the “Merger”). Upon closing of the transaction, Greenmark, the surviving corporation in the Merger, change its name to Powerdyne International, Inc.,

The Merger is being accounted for as a reverse-merger, and recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). Powerdyne, Inc. is the acquirer for financial reporting purposes and Greenmark is the acquired company. Consequently, the assets and liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Powerdyne, Inc. Common stock and the corresponding capital amounts of Powerdyne Inc. will be retroactively restated as capital stock shares reflecting the exchange ratio in the merger.

	Powerdyne Inc,	Greenmark	Pro Forma		Pro Forma
	December 31, 2010	December 31, 2010	Adjustments		December 31, 2010

ASSETS
Current Assets:
Cash	$2,059	$500	$-		$2,559
Prepaid expenses	1,817	-	-		1,817
Advances to Powerdyne, Inc.		160,000	(160,000	) (1)	-
Advances to Stockholder	4,369	-	-		4,369
Total current assets	8,245	160,500	(160,000)		8,745
Equipment
Equipment	21,793	-	-		21,793

Total Assets	$30,038	$160,500	$(160,000)		$30,538

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accrued expenses	$42,348	$3,000	$-		$45,348
Advances from Greenmark Acquisition Corp	160,000	-	(160,000	) (1)	-
Advances from Stockholder	2,975	-	-		2,975
Total current liabilities	205,323	3,000	(160,000)		48,323
Total Liabilities	205,323	3,000	(160,000)		48,323
Stockholder's Equity:
Common stock; No Par Value; 75,000 shares authorized, 25,000 shares issued and outstanding	1,000		(1,000	) (2)	-
Common stock, $.0001 par value, 300,000,000 shares authorized; 205,000,000 shares issued and outstanding		20,500			20,500
Common stock subscribed	191,900	-	-		191,900
Additional Paid-In Capital	-	142,317	(4,317	) (2)	138,000
Common stock subscribtion receivable	(61,915)	-	-		(61,915)
Accumulated deficit	(306,270)	(5,317)	5,317	(2)	(306,270)
Total stockholder's deficit	(175,285)	157,500	-		(17,785)
Total liabilities and stockholder's deficit	$30,038	$160,500	$(160,000)		$30,538

(1) To eliminate the advances due to/from Greenmark and Powerdyne, Inc.
(2) To eliminate Powerdyne Inc.'s common stock and Greenmark's accumulated deficit

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC.

Date: December 23, 2011	/s/ Dale P. Euga
President